Item 5. Other Events
Item 7. Exhibits
SIGNATURE
Exhibit 99.1 - GenCorp's Press Release/Nov 23 2001

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 23, 2001

GenCorp Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-01520	34-0244000

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of Principal Executive Offices)	(Zip Code)

P.O. Box 537012, Sacramento, California	95853-7012

(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code (916) 355-4000

Item 5. Other Events

Attached hereto as Exhibit 99.1, and incorporated herein by this reference is the text of the registrant’s press release which was issued on November 23, 2001.

In a GenCorp Inc. press release dated November 23, 2001, GenCorp Inc. announced a definitive agreement to re-acquire a 40% ownership position in Aerojet Fine Chemicals from NextPharma Technologies USA (NextPharma) for approximately $13 million in cash, the return of GenCorp’s interest in NextPharma’s parent and a provision for a contingent payment of up to $11.8 million in the event of a disposition of Aerojet Fine Chemicals within the next two years. NextPharma acquired its 40% ownership position in Aerojet Fine Chemicals in June 2000.

Item 7. Exhibits

Table		Exhibit
Item No.	Exhibit Description	Number

99	GenCorp Inc.’s press release dated November 23, 2001, which announced a definitive agreement to re-acquire a 40% ownership position in Aerojet Fine Chemicals from NextPharma Technologies USA	99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENCORP INC.

By:	/s/ Terry L. Hall
Name:	Terry L. Hall
Title:	Senior Vice President and Chief Operating Officer

Dated: November 26, 2001